UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 13, 2011
Oiltanking Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
15631 Jacintoport Blvd.
Houston, Texas 77015
(Address of principal executive office) (Zip Code)
(281) 457-7900
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-3.1
EX-3.2
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.6

Item 1.01 Entry into Material Definitive Agreement.
     On July 19, 2011, Oiltanking Partners, L.P. (the “Partnership”) completed its initial public offering (the “Offering”) of 11,500,000 common units representing limited partner interests (“Common Units”) at $21.50 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-173199) (the “Registration Statement”), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on March 31, 2011 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), including a prospectus (the “Prospectus”) filed with the Commission on July 14, 2011 pursuant to Rule 424(b) of the Securities Act and pursuant to a Registration Statement on Form S-1MEF (File No. 333-175540) filed with the Commission on July 13, 2011 pursuant to Rule 462(b) of the Securities Act.
     Omnibus Agreement
     On July 19, 2011, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, OTLP GP, LLC, the general partner of the Partnership (the “General Partner”) and Oiltanking Holding Americas, Inc. (“OTA”).
     Pursuant to the Omnibus Agreement, OTA agreed to provide the Partnership with a license to use the name “Oiltanking” and related marks in connection with the Partnership’s business. The Omnibus Agreement also provides for certain indemnification obligations between OTA and the Partnership.
     OTA’s indemnification obligations to the Partnership include the following:
•	for a period of three years after the closing of the Offering, OTA will indemnify the Partnership for environmental losses by reason of, or arising out of, any violation, event, circumstance, action, omission or condition associated with the operation of the Partnership’s assets prior to the closing of the Offering, including: (i) any violation of or cost to correct a violation of any environmental laws, (ii) any environmental activity to address a release of hazardous substances and (iii) the release of, or exposure of any person to, any hazardous substance; provided, however, that (x) the liability of OTA for environmental losses shall not exceed $15.0 million in the aggregate and (y) OTA will only be liable to provide indemnification for losses to the extent that the aggregate dollar amount of losses suffered by the Partnership exceeds $500,000 in any calendar year. In no event will OTA have any indemnification obligations under the Omnibus Agreement for any claim made as a result of additions to or modifications of current environmental laws enacted after the closing of the Offering;

•	until 60 days after the applicable statute of limitations, any of the Partnership’s federal, state and local income tax liabilities attributable to the ownership and operation of the Partnership’s assets and the assets of the Partnership’s subsidiaries prior to the closing of the Offering;

•	for a period of three years after the closing of the Offering, the failure to have all necessary consents and governmental permits where such failure renders the Partnership unable to use and operate its assets in substantially the same manner in which they were used and operated immediately prior to the closing of the Offering (subject to certain exceptions for the revocation or non-renewal of consents and governmental permits due to changes in laws, governmental regulations or certain other events outside of the control of OTA or the General Partner); and

•	for a period of three years after the closing of the Offering, the Partnership’s failure to have valid and indefeasible easement rights, rights-of-way, leasehold and/or fee ownership interest in the lands where the Partnership’s assets are located and such failure prevents the Partnership from using or operating its assets in substantially the same manner as they were operated immediately prior to the closing of the Offering.
     In addition, the Partnership agreed to indemnify OTA from any losses, costs or damages incurred by OTA that are attributable to the ownership and operation of the Partnership’s assets and the assets of its subsidiaries following the closing of the Offering.

     The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.2 to this Form 8-K and incorporated in this Item 1.01 by reference.
     Services Agreement
     On July 19, 2011, in connection with the closing of the Offering, the Partnership entered into a Services Agreement (the “Services Agreement”) with the General Partner, Oiltanking North America, LLC (“OTNA”), and Oiltanking Beaumont Specialty Products, LLC (“OTB SP”) pursuant to which OTNA agreed to provide certain specified selling, general and administrative services necessary to run the Partnership’s and OTB SP’s respective businesses, including the provision by OTNA to the Partnership and OTB SP of such employees as may be necessary to operate and manage their respective business, and the Partnership’s and OTB SP’s agreement to reimburse OTNA for all reasonable costs and expenses incurred in connection with such services, subject to an aggregate agreed upon maximum annual reimbursement obligation of $17 million. Of this amount, OTB SP will only be liable to a maximum annual reimbursement obligation of $365,000. The Partnership also agreed to reimburse OTNA for all expenses it incurs as a result of the Partnership becoming a publicly traded partnership, and all expenses that it incurs with respect to insurance coverage for the Partnership’s business.
     The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.4 to this Form 8-K and incorporated in this Item 1.01 by reference.
     Credit Agreement
     On June 15, 2011, in connection with the Offering, the Partnership entered into a Credit Limit Agreement by and between the Partnership, as Borrower, and Oiltanking Finance B.V., as Lender, which was amended by Addendum No. 1 thereto, dated June 22, 2011 (the “Credit Agreement”).
     The Credit Agreement is a $50 million revolving credit facility, expiring June 30, 2013. The revolving credit commitment can be increased from time to time upon the Partnership’s written request and in the sole determination of Oiltanking Finance B.V. up to an additional $75 million, for a maximum revolving credit commitment of $125 million. The interest is calculated on the basis of LIBOR as per the Reuters site LIBOR01 plus a margin of 2.00% per annum. A commitment fee of 0.50% per annum will be calculated on the undrawn amount of the revolving credit commitment and paid at the end of each month.
     The Credit Agreement requires the Partnership to maintain certain Financial Parameters, including: (i) a ratio of Stockholders’ Equity to non-current assets of 30% or greater, (ii) a ratio of EBITDA to Total Debt Service of 1.2 or greater, and (iii) a ratio of Net Financial Indebtedness to EBITDA of 3.75 or less.
     The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
     Tax Sharing Agreement
     On July 19, 2011, in connection with the closing of the Offering, the Partnership entered into a Tax Sharing Agreement with OTA (the “Tax Sharing Agreement”) pursuant to which the parties will allocate among the Partnership and its subsidiaries, on the one hand, and OTA and its subsidiaries (other than the Partnership and its subsidiaries) on the other, the responsibilities, liabilities and benefits relating to any taxes for which a combined or consolidated tax return is filed for taxable periods including or beginning on the closing date of the Offering.
     The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Tax Sharing Agreement, which is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

     Underwriting Agreement
     On July 13, 2011, the Partnership entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, the General Partner, OTA and Citigroup Global Markets Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership, and purchase by the Underwriters, of 10,000,000 Common Units at a price to the public of $21.50 per Common Unit ($20.1885 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days (the “Over-Allotment Option”) to purchase up to an additional 1,500,000 Common Units (the “Additional Units”) on the same terms. On July 14, 2011, the Underwriters exercised the Over-Allotment Option in full. The material terms of the Offering are described in the Prospectus, filed by the Partnership with the Commission on July 14, 2011 pursuant to Rule 424(b) under the Securities Act.
     The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership, the General Partner and OTA have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.
     The Offering closed July 19, 2011, and the Partnership received proceeds (net of underwriting discounts and the structuring fee) from the Offering of approximately $231.2 million. The Partnership will use the proceeds from the Offering to repay intercompany indebtedness owed to Oiltanking Finance B.V. in the amount of approximately $119.5 million; to reimburse Oiltanking Finance B.V. for approximately $7.4 million of interest and fees incurred in connection with the repayment of such indebtedness; to make distributions to OTA and OTB Holdco in the aggregate amount of $77.2 million; to pay other estimated offering expenses of approximately $3.7 million and to provide the Partnership working capital of approximately $23.4 million.
     The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
     Contribution Agreement
     The description of the Contribution Agreement provided below under Item 2.01 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.
     Long-Term Incentive Plan
     The description of the Long-Term Incentive Plan provided below under Item 5.02 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Long-Term Incentive Plan is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.
     Relationships
     As more fully described in the section “Certain Relationships and Related Transactions” of the Prospectus, which is incorporated herein by reference, affiliates of OTA own the General Partner and own an aggregate of approximately 40.9% of the outstanding Common Units and all of the subordinated units representing limited partner interests in the Partnership (“Subordinated Units”). In addition, the General Partner owns a 2.0% general partner interest in the Partnership, represented by 793,874 general partner units.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     Contribution Agreement
     On July 19, 2011, in connection with the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution, Conveyance and Assumption Agreement by and among the Partnership, the General Partner, OTA, OTB Holdco, LLC (“OTB Holdco”), Oiltanking Beaumont GP, L.L.C. (“OTB LLC”),

Oiltanking Beaumont Partners, L.P. (“OTB”), OTB GP, LLC (“OTB GP”), Oiltanking Houston, L.P. (“OTH”) and OTH GP, LLC (“OTH GP”) (the “Contribution Agreement”):
•	OTB LLC agreed to contribute its 1% general partner interests in OTB to OTB GP;

•	OTA agreed to contribute its 99% limited partner interest in OTB to OTB Holdco;

•	OTB LLC agreed to contribute 100% of the member interests in OTB GP to OTB Holdco in exchange for a 1% member interest in OTB Holdco;

•	OTH agreed to distribute all of its cash and accounts receivable as of the Effective Time to OTA and OTH GP, and OTH GP agreed in turn distribute those accounts receivable to OTA;

•	OTB agreed to distribute its $15,900,000 cash deposit with Oiltanking Finance B.V. to OTB Holdco, and OTB GP agreed in turn distribute those accounts receivable to OTB Holdco;

•	OTB Holdco agreed to guarantee certain debts of OTH and OTB to Oiltanking Finance B.V.;

•	OTA agreed to assign and contribute (on behalf of the General Partner) a portion of its limited partner interest in OTH with a value equal to 2% of the equity value of the Partnership immediately after the Effective Time to the Partnership, in exchange for (i) the issuance of 793,874 notional general partner units in the Partnership to the General Partner, representing a continuation of its 2% general partner interest in the Partnership and (ii) the issuance of the Incentive Distribution Rights to the General Partner;

•	OTA agreed to assign and contribute its remaining limited partner interest in OTH and its 100% member interest in OTH GP to the Partnership in exchange for (i) 3,581,032 Common Units, (ii) 10,457,842 Subordinated Units and (iii) a right to receive a distribution from the Partnership, in whole or in part reimbursing OTA for pre-formation capital expenditures with respect to the OTH Assets; and

•	OTB Holdco agreed to assign and contribute its 100% member interest in OTB GP and its 99% limited partner interest in OTB to the Partnership in exchange for (i) 4,368,869 Common Units, (ii) 8,992,059 Subordinated Units and (iii) a right to receive a distribution from the Partnership, in whole or in part reimbursing OTB Holdco for pre-formation capital expenditures with respect to the OTB Assets.
     The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description of the Credit Agreement provided above under Item 1.01 is incorporated in this Item 2.03 by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The description in Item 2.01 above of the issuances by the Partnership on July 19, 2011 in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.
     Each of such Subordinated Units granted under the Contribution Agreement will convert into one Common Unit at the end of the subordination period, which will end on the first business day after the Partnership has earned and paid at least (1) $1.35 (the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit and Subordinated Unit and the corresponding distribution on the General Partner’s 2.0% interest for each of three consecutive, non-overlapping four-quarter periods ending on or after September 30, 2014 or (2) $2.025 (150.0% of the annualized minimum quarterly distribution) on each outstanding Common Unit and Subordinated

Unit and the corresponding distributions on the General Partner’s 2.0% interest and the related distribution on the incentive distribution rights for the four-quarter period immediately preceding that date, in each case provided there are no arrearages on the Common Units at that time.
     The description of the subordination period contained in the section of the Prospectus entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions— Subordination Period” is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Long-Term Incentive Plan
     On July 19, 2011, in connection with the closing of the Offering, the Board of Directors of the General Partner adopted the Oiltanking Partners, L.P. Long Term Incentive Plan (the “Plan”) for employees, consultants and directors of the General Partner and those of its affiliates, including OTNA, who perform services for the Partnership. The Plan consists of restricted units, unit options, phantom units, unit payments, unit appreciation rights, other equity-based awards, distribution equivalent rights, and performance awards. The Plan limits the number of Common Units that may be delivered pursuant to awards under the plan to 3,889,980 units. Common Units withheld to satisfy exercise prices or tax withholding obligations are available for delivery pursuant to other awards. The Plan will be administered by the Board of Directors or a committee thereof.
     The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.3 to this Form 8-K and is incorporated in this Item 5.02 by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     Amended and Restated Agreement of Limited Partnership of Oiltanking Partners, L.P.
     On July 19, 2011, in connection with the closing of the Offering, the Partnership amended and restated its Limited Partnership Agreement (as amended, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the section of the Prospectus entitled “The Partnership Agreement” and is incorporated herein by reference.
     The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.
     Amended and Restated Limited Liability Company Agreement of OTLP GP, LLC
     On July 19, 2011, in connection with the closing of the Offering, the General Partner amended and restated its Limited Liability Company Agreement (as amended, the “LLC Agreement”). The amendments to the LLC Agreement included, among other things, outlining the rights of members, distributions by the General Partner, and management by the board of directors.
     The foregoing description is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

1.1	Underwriting Agreement by and among Oiltanking Partners, L.P., OTLP GP, LLC, Oiltanking Holding Americas, Inc., Citigroup Global Markets Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and the other underwriters named therein dated July 13, 2011.

3.1	First Amended and Restated Agreement of Limited Partnership of Oiltanking Partners, L.P. dated July 19, 2011.

3.2	Amended and Restated Limited Liability Company Agreement of OTLP GP, LLC, dated July 19, 2011.

10.1	Contribution, Conveyance and Assumption Agreement by and among Oiltanking Partners, L.P., OTLP GP, LLC, Oiltanking Holding Americas, Inc., OTB Holdco, LLC, Oiltanking Beaumont GP, L.L.C., Oiltanking Beaumont Partners, L.P., OTB GP, LLC, Oiltanking Houston, L.P. and OTH GP, LLC dated July 19, 2011.

10.2	Omnibus Agreement by and among Oiltanking Partners, L.P., OTLP GP, LLC and Oiltanking Holding Americas, Inc., dated July 19, 2011.

10.3	Oiltanking Partners, L.P. Long-Term Incentive Plan, adopted as of July 19, 2011.

10.4	Services Agreement by and among Oiltanking Partners, L.P., OTLP GP, LLC, Oiltanking North America, LLC and Oiltanking Beaumont Specialty Products, LLC, dated July 19, 2011.

10.5	Credit Agreement by and between Oiltanking Partners, L.P. as Borrower and Oiltanking Finance B.V. as Lender, dated as of June 15, 2011, as amended by Addendum No. 1 thereto, dated June 22, 2011 (incorporated herein by reference to Exhibit 10.6 to Oiltanking Partners, L.P.’s Registration Statement on Form S-1/A (File No. 333-173199), filed on June 23, 2011).

10.6	Tax Sharing Agreement by and between Oiltanking Partners, L.P. and Oiltanking Holding Americas, Inc., dated as of July 19, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oiltanking Partners, L.P.
	By:	OTLP GP, LLC, its general partner

Dated: July 19, 2011	By:	/s/ Carlin G. Conner
		Name:	Carlin G. Conner
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

1.1
Underwriting Agreement by and among Oiltanking Partners, L.P., OTLP GP, LLC, Oiltanking Holding Americas, Inc., Citigroup Global Markets Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and the other underwriters named therein dated July 13, 2011.

3.1	First Amended and Restated Agreement of Limited Partnership of Oiltanking Partners, L.P. dated July 19, 2011.

3.2	Amended and Restated Limited Liability Company Agreement of OTLP GP, LLC, dated July 19, 2011.

10.1
Contribution, Conveyance and Assumption Agreement by and among Oiltanking Partners, L.P., OTLP GP, LLC, Oiltanking Holding Americas, Inc., OTB Holdco, LLC, Oiltanking Beaumont GP, L.L.C., Oiltanking Beaumont Partners, L.P., OTB GP, LLC, Oiltanking Houston, L.P. and OTH GP, LLC dated July 19, 2011.

10.2	Omnibus Agreement by and among Oiltanking Partners, L.P., OTLP GP, LLC and Oiltanking Holding Americas, Inc., dated July 19, 2011.

10.3	Oiltanking Partners, L.P. Long-Term Incentive Plan, adopted as of July 19, 2011.

10.4	Services Agreement by and among Oiltanking Partners, L.P., OTLP GP, LLC, Oiltanking North America, LLC and Oiltanking Beaumont Specialty Products, LLC, dated July 19, 2011.

10.5
Credit Agreement by and between Oiltanking Partners, L.P. as Borrower and Oiltanking Finance B.V. as Lender, dated as of June 15, 2011, as amended by Addendum No. 1 thereto, dated June 22, 2011 (incorporated herein by reference to Exhibit 10.6 to Oiltanking Partners, L.P.’s Registration Statement on Form S-1/A (File No. 333-173199), filed on June 23, 2011).

10.6	Tax Sharing Agreement by and between Oiltanking Partners, L.P. and Oiltanking Holding Americas, Inc., dated as of July 19, 2011.